EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CoinShares PLC

St. Helier, Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CoinShares PLC of our report dated April 30, 2026, relating to the consolidated financial statements of CoinShares PLC, appearing in the Company’s Annual Report on Form 20-F for the period ended December 31, 2025.

/s/ BDO LLP

BDO LLP

London, United Kingdom

October 16, 2026

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